Exhibit 5.1

May 8 , 2017
Energy Resources 12, L.P.
120 W 3rd Street
Suite 220
Fort Worth, Texas 76102

Re:          Energy Resources 12, L.P.
Registration Statement on Form S-1, Registration No. 333-216891

Ladies and Gentlemen:

We have acted as counsel to Energy Resources 12, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of the Partnership’s registration statement on Form S-1, Registration No. 333-216891 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on March 23, 2017, as thereafter amended or supplemented.  The Registration Statement relates to the offering of up to 17,631,579 common units of limited partnership interest (the “Common Units”) in the Partnership.  Energy Resources 12 GP, LLC is the General Partner of the Partnership (the “General Partner”).

In rendering the opinions set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Limited Partnership of the Partnership, (ii) the Form of First Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”); (iii) certain resolutions of the General Partner of the Partnership related to the filing of the Registration Statement, the authorization and issuance of the Common Units and related matters; (iv) the Registration Statement and all exhibits thereto; (v) the form of Exclusive Dealer Manager Agreement with David Lerner Associates, Inc.; (vi) the form of Subscription Agreement; (vii) the form of Escrow Agreement with Branch Banking and Trust Company and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.  In rendering the opinion herein provided, we have also assumed each subscriber has paid the consideration specified in the subscriber’s Subscription Agreement and the due execution and delivery of all relevant documents by all parties thereto other than the Partnership and General Partner.

Haynes and Boone, LLP
Attorneys and Counselors
1221 McKinney, Suite 2100
Houston, Texas 77010
Phone: 713.547.2000
Fax: 713.547.2600

Energy Resources 12, L.P.
May 8 , 2017

We have relied upon such certificates of officers of the General Partner and of public officials and statements and information furnished by officers of the General Partner with respect to the accuracy of material factual matters contained therein which were not independently established by us.  In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the Limited Partnership Act of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Units, when issued and sold in accordance with the Registration Statement, as amended at the time it becomes effective with the Commission, and when issued against payment for the Common Units as contemplated by the Prospectus and the Partnership Agreement, will be validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We further consent to the reference to our firm under the caption “Legal Opinions” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP